UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 08, 2004

Essex Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-13106

Maryland	77-0369576
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

925 East Meadow Drive
Palo Alto, California    94303
(Address of principal executive offices including zip code)

(650) 494-3700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

On January 8, 2004, we announced in a press release that we had restructured our previously issued $50 million, 9.30% Series D Cumulative Redeemable Preferred Units and our previously issued $80 million, 7.875% Series B Cumulative Redeemable Preferred Units. The full text of the press release issued in connection with this announcement is incorporated herein by reference and attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

The exhibits listed below are being filed with this Form 8-K.
Exhibit Number	Description
99.1	Press Release issued by Essex Property Trust, Inc. dated January 08, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSEX PROPERTY TRUST, INC.

By: /s/ Michael J. Schall
Michael J. Schall
Chief Financial Officer

Date: January 09, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1 * PDF	Press Release issued by Essex Property Trust, Inc. dated January 08, 2004.

*    Also provided in PDF format as a courtesy.